EXHIBIT 10.14

FIRST AMENDMENT

TO THE

RIVERVIEW NATIONAL BANK

DIRECTOR DEFERRED COMPENSATION AGREEMENT

DATED DECEMBER 31, 2008

FOR

ROBERT M. GARST

THIS FIRST AMENDMENT is entered into this 13th day of September, 2011, by and between RIVERVIEW NATIONAL BANK, a nationally chartered commercial bank located in Marysville, Pennsylvania (the “Bank”), and ROBERT M. GARST (the “Director”).

The Bank and the Director executed the Director Deferred Compensation Agreement effective as of December 31, 2008 (the Agreement) and

Pursuant to Article 3, the undersigned hereby amend the Agreement for the purpose of changing the crediting rate earned before distribution.  Therefore, the following changes shall be made:

Section 3.1.2 of the Agreement shall be deleted in its entirety and replaced by the following:

3.1.2                        The interest rate will be declared annually by the Board of Directors beginning in 2010.  For plan year 2010, the declared rate is 7.50%.  The declared interest rate for plan year 2011 is 5.25%.  For plan years 2012 and beyond, the interest rate will be determined by the Board of Directors annually.  Interest shall be credited on the last day of each month and immediately prior to the distribution of any benefits.

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this First Amendment.

Director:	Bank:

RIVERVIEW NATIONAL BANK

/s/ Robert M. Garst	By:	/s/ Theresa M. Wasko
ROBERT M. GARST	Title:	CFO